UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) July 14, 2006

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548            63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108

      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 14, 2006, Hollywood Entertainment Corporation, a wholly owned subsidiary of Movie Gallery, Inc., entered into an Executive Employment Agreement, effective July 11, 2006, with Timothy A. Winner, Executive Vice President and Chief Operating Officer - Hollywood Entertainment Division (the "Winner Employment Agreement"). On July 18, 2006, Movie Gallery US, LLC, a wholly owned subsidiary of Movie Gallery, Inc., entered into an Executive Employment Agreement, dated July 18, 2006, with Mark S. Loyd, Executive Vice President and Chief Merchandising Officer (the "Loyd Employment Agreement," and together with the Winner Employment Agreement, the "Employment Agreements").

Under the Employment Agreements, Mr. Winner and Mr. Loyd will each receive an annual base salary of $350,000, subject to increases at the sole discretion of the company's board of directors. Mr. Winner and Mr. Loyd are also eligible to participate in the executive officer bonus program and other incentive, bonus, cash and equity compensation plans.

The Winner Employment Agreement provides for an initial term of twelve months, subject to automatic renewal thereafter for additional one-year terms unless either party gives notice of its intent not to renew at least thirty days prior to the expiration of the then-current term. Pursuant to the Winner Employment Agreement, either the company or Mr. Winner may terminate his employment at any time. However, if the company terminates Mr. Winner in a Termination Without Cause or upon a Constructive Termination, each as defined in the Winner Employment Agreement, the company must pay Mr. Winner severance in an amount between one and one and a half times his annual base salary.

The Loyd Employment Agreement also provides for an initial term of twelve months, subject to automatic renewal thereafter for additional one-year terms unless either party gives notice of its intent not to renew at least thirty days prior to the expiration of the then-current term. Pursuant to the Loyd Employment Agreement, either the company or Mr. Loyd may terminate his employment at any time. However, if the company terminates Mr. Loyd in a Termination Without Cause or upon a Constructive Termination, each as defined in the Loyd Employment Agreement, the company must pay Mr. Loyd severance in an amount between one and one and a half times his annual base salary.

The foregoing description of the Winner Employment Agreement and the Loyd Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the Winner Employment
Agreement and the Loyd Employment Agreement, which are filed as
Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Executive Employment Agreement between Hollywood
Entertainment Corporation and Timothy A. Winner dated
July 11, 2006.

10.2	Executive Employment Agreement between Movie Gallery US,
LLC and Mark S. Loyd dated July 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.
Date: July 20, 2006

/S/ S. Page Todd
------------------------------------
S. Page Todd
Executive Vice President, Secretary,
General Counsel and Chief Compliance
Officer

INDEX TO EXHIBITS

10.1	Executive Employment Agreement between Hollywood Entertainment
Corporation and Timothy A. Winner dated July 11, 2006.

10.2	Executive Employment Agreement between Movie Gallery US, LLC and
Mark S. Loyd dated July 18, 2006.